Exhibit 99.1

VBI Vaccines Announces Initial Positive Phase 1 Data for its eVLP Vaccine Candidate Against COVID-19

-	The Phase 1 portion of the ongoing Phase 1/2 study evaluated one- and two-dose regimens of 5µg of eVLP candidate, VBI-2902a, in 61 healthy adults age 18-54 years
-	After two doses, VBI-2902a induced neutralization titers in 100% of participants, with 4.3x higher geometric mean titer (GMT) than that of the convalescent serum panel (n=25)
-	After two doses, peak antibody binding GMT was 1:4,047
-	This study also supports the assessment of a one-dose booster regimen in seropositive individuals
-	Initiation of next phase of the ongoing adaptive Phase 1/2 study expected in Q3 2021 with VBI-2905a candidate directed against the COVID-19 Beta (B.1.351) variant of concern
-	Conference call to be held on Tuesday, June 29 at 8:30 AM ET

CAMBRIDGE, Mass. (June 29, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced positive Phase 1 data from its Phase 1/2 trial of the first of its enveloped virus-like particle (eVLP) COVID-19 vaccine candidates, VBI-2902a, in healthy adults age 18-54 years of age. The 5µg dose of VBI-2902a, which expresses an optimized SARS-CoV-2 spike antigen and is adjuvanted with aluminum phosphate, was generally well-tolerated and elicited potent immune responses significantly higher than those seen in human convalescent sera. The data establish a robust human proof-of-concept, at a low dose without the use of a next-generation adjuvant, demonstrating the potency of the eVLP particulate delivery platform against COVID-19.

“We are encouraged by the validating data seen to-date from VBI-2902a, one of several eVLP candidates we are developing to target known and emerging variants of COVID-19, with the partnership and support of the Government of Canada, CEPI, and the National Research Council of Canada,” said Jeff Baxter, President and CEO of VBI. “Building on our objective to add meaningfully to those vaccines already approved, and following positive discussions with our partners and Health Canada, we plan to assess VBI-2905a, our eVLP candidate that expresses the spike protein of the Beta (B.1.351) COVID-19 variant, in the next phase of the ongoing adaptive Phase 1/2 study, initiation of which is expected in the third quarter of 2021. Additionally, we are working hard to develop multivalent eVLP candidates, designed to increase the breadth of protection against COVID-19, and we expect to initiate the first clinical study of one of these candidates in the first half of 2022. We look forward to sharing further data as we continue to focus on the development of long-term, effective solutions against COVID-19 and other coronaviruses.”

The ongoing adaptive Phase 1/2 clinical study is a randomized, observer-blind, placebo-controlled trial. The Phase 1 portion of the study assessed a 5µg dose of VBI-2902a, adjuvanted with aluminum phosphate, in both one- and two-dose vaccination regimens, with the second immunization given 28 days after the first. 61 healthy, previously unvaccinated adults, age 18-54, were enrolled in the Phase 1 portion of the study.

Phase 1 Study Data Highlights:

●	VBI-2902a was well-tolerated with no safety signals observed, with a safety profile consistent with that seen in prior eVLP clinical studies
●	VBI-2902a induced neutralization titers in 100% of participants, with a GMT of 329, 4.3x the GMT of the convalescent serum panel, after two doses
●	After two doses, VBI-2902a also induced antibody binding titers in 100% of participants, with a GMT of 4,047 units/mL, 5.0x the GMT of the convalescent serum panel
●	Data from this study also support the assessment of a one-dose booster regimen in seropositive individuals
●	Data was compared to a panel of 25 sera of convalescent patients who had contracted COVID-19, with mild-to-moderate illness

Next Steps for VBI’s eVLP Platform Targeting COVID-19:

●	Q3 2021 : Expected initiation of the next phase of the ongoing adaptive Phase 1/2 study, assessing one and two doses (for seropositive and seronegative individuals, respectively) of VBI-2905a, VBI’s eVLP candidate expressing the spike protein of the Beta COVID-19 variant (also known as B.1.351)
●	H1 2022 : Expected initiation of the first clinical study of VBI’s multivalent candidate, designed to increase breadth of protection against COVID-19

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides on Tuesday, June 29 at 8:30 AM ET. The live webcast and slide presentation can be accessed via the Events/Presentations page in the Investors section of the company’s website, or by clicking this link:

https://lifescipartners.zoom.us/webinar/register/WN_AqSgdjnGTBSVGf3Qq9KKQg

A replay of the webcast will be archived on the Company’s website following the live conference call.

About VBI’s Coronavirus Vaccine Program: VBI-2900

VBI-2900 consists of three enveloped virus-like particle (eVLP) vaccine candidates: (1) VBI-2901, a trivalent pan-coronavirus vaccine expressing the SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, (2) VBI-2902, a monovalent COVID-19-specific vaccine expressing the native SARS-CoV-2 spike protein, and (3) VBI-2905, a monovalent COVID-19-specific vaccine expressing the spike protein from the Beta variant (also known as B.1.351). The vaccine program has been developed through collaborations with the National Research Council of Canada (NRC), the Coalition for Epidemic Preparedness Innovations (CEPI), and the Government of Canada, through their Strategic Innovation Fund.

About Coronaviruses

Coronaviruses are a large family of enveloped viruses that usually cause respiratory illnesses of varying severity, including the common cold and pneumonia. Only seven coronaviruses are known to cause disease in humans, four of which most frequently cause symptoms of the common cold. Three of the seven coronaviruses, however, have more serious outcomes in people: (1) SARS-CoV-2, a novel coronavirus identified as the cause of coronavirus disease 2019 (COVID-19); (2) MERS-CoV, identified in 2012 as the cause of Middle East respiratory syndrome (MERS); and (3) SARS-CoV, identified in 2002 as the cause of an outbreak of severe acute respiratory syndrome (SARS).1,2

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

References

1.	“Coronavirus.” World Health Organization, https://www.who.int/health-topics/coronavirus.
2.	“Coronaviruses.” National Institute of Allergy and Infectious Diseases, https://www.niaid.nih.gov/diseases-conditions/coronaviruses

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com